                                                                  EXHIBIT 8





                                 July 29, 1996



National Energy Group, Inc.
1400 One Energy Square
4925 Greenville Avenue
Dallas, Texas  75206

Alexander Energy Corporation
701 Cedar Lake Blvd.
Oklahoma City, Oklahoma  73114

         Re:     Federal Income Tax Consequences of Proposed Merger

Gentlemen:

         As counsel to National Energy Group, Inc., a Delaware corporation ("NEG"), we have been asked to advise you concerning the anticipated United States Federal income tax consequences of the proposed merger (the "Merger") involving the merger of Alexander Energy Corporation, an Oklahoma corporation ("Alexander"), into NEG-OK, Inc. ("Acquisition"), a recently organized Delaware corporation that is a wholly-owned subsidiary of NEG, pursuant to the terms of the Agreement and Plan of Merger dated as of June 6, 1996 by and among NEG, Acquisition and Alexander, as amended by the First Amendment to the Agreement dated as of June 20, 1996 ( as amended, the "Agreement"), all as described in the Registration Statement on Form S-4, to be filed by NEG with the Securities and Exchange Commission today (the "Registration Statement"). This opinion is being rendered pursuant to your request.

         In connection with the preparation of this opinion, we have examined such documents concerning the Merger, including the Agreement and the Registration Statement, as we deem necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied upon certain written representations and covenants of NEG and Alexander, which are annexed hereto. We have also relied on certain representations to be made by the affiliates of Alexander in the various Affiliates Letters to be executed by such affiliates in the form attached as Exhibit "C" to the Agreement, and we have assumed that such form of Affiliate Letter will be executed by each affiliate of Alexander. We have assumed for all

July 29, 1996
Page 2
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purposes that the Merger will be effected as described in the Agreement and in the Registration Statement.

         We have based our conclusions on the Internal Revenue Code of 1986 (the "Code") and the regulations promulgated pursuant thereto, each as amended from time to time and existing on the date hereof, as well as existing judicial and administrative interpretations thereof. Specifically, we have examined published rulings of the Service involving substantially similar transactions. Legislation passed, administrative action taken, administrative interpretations or rulings issued, or judicial decisions issued subsequent to the date of this letter may result in a different treatment of the proposed transaction than is anticipated by our opinion herein. This opinion does not purport to, and should not be construed to, speak to any question concerning state or foreign laws.

         We have not discussed this opinion with representatives of the Internal Revenue Service, and it is not binding on the Service. Under its present policies, the Service generally will not issue advance rulings on transactions such as the Merger.

         Based upon, and subject to the foregoing, and with due regard to such legal considerations as we deem necessary, we are of the opinion that, for United States Federal income tax purposes:

                 (1) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Alexander, NEG and Acquisition will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

                 (2) No gain or loss will be recognized by NEG, Acquisition or Alexander as a result of the Merger.

                 (3) No gain or loss will be recognized by holders of Alexander Common Stock who are United States persons (within the meaning of the Code) upon the exchange of their shares of Alexander Common Stock for shares of NEG Common Stock pursuant to the conversion of shares that will occur in the Merger, except that gain or loss will be recognized on the receipt of cash, if any, received (i) in lieu of fractional shares of NEG Common Stock, or (ii) for shares of Alexander Common stock pursuant to exercise of dissenters' rights of appraisal.





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July 29, 1996
Page 3
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                 (4)      The basis of shares of NEG Common Stock received in
         exchange for shares of Alexander Common Stock pursuant to the Merger will be the same as the basis of the Alexander Common Stock surrendered in exchange therefor.

                 (5) The holding period of the shares of NEG Common Stock received in exchange for shares of Alexander Common Stock pursuant to the Merger will include the holding period of such shares of Alexander Common Stock, provided that such shares of Alexander Common Stock are held as capital assets by the holder thereof as of the Effective Date.

         Except as set forth above, we express no opinion as to the tax consequences to any party, whether Federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Agreement. This opinion is being furnished only to you in connection with the Merger and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

                                        Very truly yours,

                                        STRASBURGER & PRICE, L.L.P.




                                        By: /s/ JACK R. DUGAN
                                           -------------------------------------

/clh

                   CERTIFICATE OF NATIONAL ENERGY GROUP, INC.
                     IN CONNECTION WITH OPINIONS OF COUNSEL




To:      Strasburger & Price, L.L.P.
         901 Main St., Suite 4300
         Dallas, Texas  75202

         Re: Agreement and Plan of Merger by and among National Energy Group, Inc., NEG-OK, Inc., and Alexander Energy Corporation

         In connection with the proposed merger (the "Merger") of Alexander Energy Corporation, an Oklahoma corporation ("Alexander"), with and into NEG-OK, Inc., a Delaware corporation ("Acquisition"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 6, 1996 (the "Merger Agreement") by and among National Energy Group, Inc., a Delaware corporation ("NEG"), Acquisition, and Alexander, as described in the Registration Statement on Form S-4 to be filed by NEG with the Securities and Exchange Commission today (the "Registration Statement"), you have been asked to render certain opinions regarding the federal income tax consequences of the Merger, pursuant to our request.

         In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of NEG and acting as such, hereby certifies, that, to the best knowledge of the management of NEG, the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including attachments thereto, are true, correct and complete in all material respects and also hereby certifies, to the best knowledge of the management of NEG, to the following as of the date hereof. Except as otherwise provided herein, each capitalized term used in this Certificate shall have the meaning assigned to such term in the Merger Agreement. Insofar as such certification pertains to any person (including Alexander or any of its subsidiaries) other than NEG, such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinions at the time of the Merger, and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of such time.

                 1. The Merger will be consummated in compliance with the material terms of the Merger Agreement, and except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and NEG has no plan or intention to waive or modify further any such material condition.

                 2. The ratio for the exchange of shares of stock of Alexander for common stock of NEG in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the NEG common stock to be received by Alexander stockholders in the Merger will be approximately equal to the fair market value of the Alexander stock surrendered by such stockholders in exchange therefor.

                 3. The management of NEG knows of no plan or intention by any stockholder of Alexander to sell, exchange, transfer by gift or otherwise dispose of any of the shares of common stock of NEG to be received by them in the Merger. In addition, the management of NEG is not aware of any transfers of Alexander stock by any holders thereof that have occurred or that will occur prior to the Effective Time which were made in contemplation of the Merger.

                 4. As a result of the Merger, Alexander will transfer to Acquisition at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of Alexander held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Alexander immediately prior to the Merger will be considered as assets held by Alexander immediately prior to the Merger. The Management of NEG is not aware of Alexander having redeemed any of the Alexander stock, having made any distribution with respect to any of the Alexander stock, or having disposed of any of its assets in anticipation of or as a part of a plan for the acquisition of Alexander by Acquisition.

                 5. Prior to the Merger, NEG will be in control of Acquisition within the meaning of Section 368(c) of the Code.

                 6. NEG has no plan or intention to cause Acquisition after the Merger to issue additional shares of the stock of Acquisition that would result in NEG losing control of Acquisition within the meaning of Section 368(c) of the Code.

                 7. Immediately after the Merger, Acquisition will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person or persons could acquire stock in Acquisition that, if exercised or converted, would affect NEG's retention of control of Acquisition, as defined in
         Section 368(c) of the Code.

                 8. NEG has no plan or intention to reacquire any of its stock issued in the Merger.

                 9. NEG is the owner of all of the outstanding stock of Acquisition. NEG has no plan or intention after the Merger to liquidate Acquisition; to merge Acquisition into another corporation; to make any extraordinary distribution in respect of its stock in Acquisition; to sell or otherwise dispose of the stock of Acquisition or to cause Acquisition to sell or otherwise dispose of any of the assets of Alexander acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                 10. The assumption by Acquisition of the liabilities of Alexander pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Alexander to Acquisition pursuant to the Merger.

                 11. The liabilities of Alexander assumed by Acquisition and the liabilities to which the transferred assets of Alexander are subject were incurred by Alexander in the ordinary course of its business. No liabilities of any person other than Alexander will be assumed by Acquisition or NEG in the Merger, and none of the shares of Alexander to be surrendered in exchange for NEG common stock in the Merger will be subject to any liabilities.

                 12. Following the Merger, NEG intends to cause Acquisition to continue the historic business of Alexander or use a significant portion of the historic business assets of Alexander in a business.

                 13. NEG, Acquisition and Alexander will pay their respective expenses, if any, incurred in connection with the Merger, except as provided in the Merger Agreement. None of NEG, Acquisition, and Alexander will pay any of the expenses of the stockholders of Alexander incurred in connection with the Merger.

                 14. There is, and as of the Effective Time will be, no intercorporate indebtedness existing between NEG and Alexander or between Acquisition and Alexander that was issued, acquired, or will be settled at a discount.

                 15.      NEG is not an investment company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 16. Alexander is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 17. On the date of the Merger, the fair market value of the assets of Alexander will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

                 18.      No stock of Acquisition will be issued in the Merger.

                 19. The payment of cash in lieu of fractional shares of stock of Alexander was not separately bargained for consideration and is being made for the purpose of saving NEG the expense and inconvenience of issuing fractional shares.

                 20. None of the compensation received by any stockholder-employee of Alexander pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Alexander stock. None of the shares of common stock of NEG received by any stockholder-employee of Alexander pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Alexander pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                 21. Dissenters, if any, to the proposed transaction will be entitled to appraisal rights in accordance with applicable state law. Payments to dissenters, if any, will be made by Acquisition, subject to NEG's agreement in the Merger Agreement to make contributions to the capital of Acquisition equal to the aggregate of all payments to dissenters.

                 22. NEG does not own, nor has it owned, directly or indirectly, more than 62,200 shares of stock of Alexander, and has no intention of acquiring any additional stock of Alexander prior to the proposed transaction.

                 23. In rendering your opinions, you are authorized to rely on each of the representations and warranties made by NEG in the Merger Agreement and the descriptions in the Registration Statement. In rendering your opinions, you are further authorized to rely on this Certificate. NEG expressly agrees that the other parties to the Merger Agreement shall also be entitled to rely on this Certificate.


         EXECUTED this 29th day of July, 1996.



                                  NATIONAL ENERGY GROUP, INC.



                                  By: /s/ MILES D. BENDER
                                      ------------------------------------------
                                      Its: President and Chief Executive Officer

                              SCHEDULE ATTACHED TO

                   CERTIFICATE OF NATIONAL ENERGY GROUP, INC.
                     IN CONNECTION WITH OPINIONS OF COUNSEL



         The Merger Agreement was amended by the First Amendment to Agreement and Plan of Merger which was executed as of June 20, 1996 by NEG, Acquisition and Alexander.

                  CERTIFICATE OF ALEXANDER ENERGY CORPORATION
                     IN CONNECTION WITH OPINIONS OF COUNSEL


To:      Strasburger & Price, L.L.P.
         901 Main St., Suite 4300
         Dallas, Texas  75202

         Re: Agreement and Plan of Merger by and among National Energy Group, Inc., NEG-OK, Inc., and Alexander Energy Corporation

         In connection with the proposed merger (the "Merger") of Alexander Energy Corporation, an Oklahoma corporation ("Alexander"), with and into NEG-OK, Inc., a Delaware corporation ("Acquisition"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 6, 1996 (the "Merger Agreement") by and among National Energy Group, Inc., a Delaware corporation ("NEG"), Acquisition, and Alexander, as described in the Registration Statement on Form S-4 to be filed by NEG with the Securities and Exchange Commission today (the "Registration Statement"), you have been asked to render certain opinions regarding the federal income tax consequences of the Merger, pursuant to the request of NEG.

         In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of Alexander and acting as such, hereby certifies, that, to the best knowledge of the management of Alexander, the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the management of Alexander, to the following as of the date hereof. Except as otherwise provided herein, each capitalized term used in this Certificate shall have the meaning assigned to such term in the Merger Agreement. Insofar as such certification pertains to any person (including NEG or any of its subsidiaries) other than Alexander, such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinions at the time of the Merger, and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of such time.

                 1. The Merger will be consummated in compliance with the material terms of the Merger Agreement, and except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Alexander has no plan or intention to waive or modify further any such material condition.

                 2. The ratio for the exchange of shares of stock of Alexander for common stock of NEG in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the NEG common stock to be received by Alexander stockholders in the Merger will be approximately equal to the fair market value of the Alexander stock surrendered by such stockholders in exchange therefor.

                 3. There is no plan or intention by the shareholders of Alexander who own one percent (1%) or more of the Alexander stock, and to the best of the knowledge of the management of Alexander, there is no plan or intention on the part of the remaining shareholders of Alexander to sell, exchange, or otherwise dispose of a number of shares of NEG stock received in the Merger that would reduce the Alexander shareholders' ownership of NEG stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Alexander as of the same date. For purposes of this representation, shares of Alexander stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of NEG stock will be treated as outstanding Alexander stock on the date of the Merger. Moreover, shares of Alexander stock and shares of NEG stock held by Alexander shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                 4. As a result of the Merger, Alexander will transfer to Acquisition at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of Alexander held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Alexander immediately prior to the Merger will be considered as assets held by Alexander immediately prior to the Merger. Alexander has not redeemed any of the Alexander stock, made any distribution with respect to any of the Alexander stock, or disposed of any of its assets in anticipation of or as a part of a plan for the acquisition of Alexander by Acquisition.

                 5. The assumption by Acquisition of the liabilities of Alexander pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Alexander to Acquisition pursuant to the Merger.

                 6. The liabilities of Alexander assumed by Acquisition and the liabilities to which the transferred assets of Alexander are subject were incurred by Alexander in the ordinary course of its business. No liabilities of any person other than Alexander will be assumed by Acquisition or NEG in the Merger, and none of the shares of Alexander to be surrendered in exchange for NEG common stock in the Merger will be subject to any liabilities.

                 7. Alexander will pay its expenses, if any, incurred in connection with the Merger, except as provided in the Merger Agreement. Alexander will not pay any of the expenses of the stockholders of Alexander incurred in connection with the Merger.

                 8. There is, and as of the Effective Time will be, no intercorporate indebtedness existing between NEG and Alexander or between Acquisition and Alexander that was issued, acquired, or will be settled at a discount.

                 9.       Alexander is not an investment company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 10. Alexander is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 11. On the date of the Merger, the fair market value of the assets of Alexander will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

                 12.      No stock of Acquisition will be issued in the Merger.

                 13. The payment of cash in lieu of fractional shares of stock of Alexander was not separately bargained for consideration and is being made for the purpose of saving NEG the expense and inconvenience of issuing fractional shares.

                 14. None of the compensation received by any stockholder-employee of Alexander pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Alexander stock. None of the shares of common stock of NEG received by any stockholder-employee of Alexander pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Alexander pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered.

                 15. In rendering your opinions, you are authorized to rely on each of the representations and warranties made by Alexander in the Merger Agreement and the descriptions in the Registration Statement. In rendering your opinions, you are further authorized to rely on this Certificate. Alexander expressly agrees that the other parties to the Merger Agreement shall also be entitled to rely on this Certificate.


         EXECUTED this 29th day of July, 1996.


                                        ALEXANDER ENERGY CORPORATION



                                        By: /s/ BOB G. ALEXANDER
                                            -----------------------------------
                                            Its: President

                              SCHEDULE ATTACHED TO

                  CERTIFICATE OF ALEXANDER ENERGY CORPORATION
                    IN CONNECTION WITH OPINIONS OF COUNSEL


         The Merger Agreement was amended by the First Amendment to Agreement and Plan of Merger which was executed as of June 20, 1996 by NEG, Acquisition and Alexander.